SECOND AMENDMENT TO BUILD TRANSFER AGREEMENT
This Second Amendment to Build Transfer Agreement (this “Amendment”), dated as of November 5, 2020, is made and entered into by and among NEW MEXICO RENEWABLE ENERGY TRANSMISSION AUTHORITY, a public body of the State of New Mexico, politic and corporate, separate and apart from the state, constituting a governmental instrumentality for the performance of essential public functions (“RETA Seller”), WESTERN SPIRIT TRANSMISSION LLC, a Delaware limited liability company (“WST Seller”, and together with RETA Seller, the “Sellers”, and each, a “Seller”) and PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (“Buyer”). Buyer and Sellers are sometimes referred to herein individually as a “Party” and jointly as the “Parties.”
RECITALS
    WHEREAS, Buyer and Sellers entered into that certain Build Transfer Agreement, dated as of May 1, 2019, as amended by the First Amendment to Build Transfer Agreement, dated as of August 31, 2020 (as so amended, the “Agreement”);
WHEREAS, the Parties have agreed on certain modifications to Attachments 1-4 of Annex 2 to the Agreement, and such modifications are reflected in the contents of the subfolders containing such Attachments in the Annex Data Room as of the date of this Amendment;
WHEREAS, a new Attachment 5 to Annex 2 to the Agreement sets forth Buyer’s additional requirements agreed to by the Parties after the Execution Date of the Agreement and on or before the date of this Amendment;
    WHEREAS, the Parties desire to document their mutual agreement on additional Specifications for the Project, in accordance with Section 1.4(e) of the Agreement; and
    WHEREAS, the Parties desire to amend the Agreement as set forth herein.
    NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the Parties agree to the following:
1.Defined Terms. All capitalized terms not defined herein are used herein as defined in the Agreement.
2.Amendment to Annex 1 to the Agreement. Annex 1 to the Agreement is hereby amended by:
Deleting the defined term “Annex Data Room” in its entirety and replacing it with the following defined term:
“Annex Data Room” means the virtual data room titled “3rd Party Accessible – Western Spirit BTA Annexes (PNM)” which is hosted by Viewpoint; provided that if such virtual data room is required, necessary or appropriate to be re-established elsewhere, then the contents of such Annex Data Room may be re-established verbatim and maintained by WST Seller or any of its Affiliates in another virtual data room subject to the prior written consent of Buyer, not to be unreasonably withheld, conditioned or delayed.
3.Amendments to Annex 2 of the Agreement. Annex 2 of the Agreement is hereby amended as follows:
a.In the “Project Specifications” section therein, the following language is deleted in its entirety: “and Buyer’s requirements set forth on Attachments 2-4 to this Annex 2”. Such language is replaced with the following language: “and Buyer’s requirements set forth on Attachments 2-5 to this Annex 2”.
b.The “Attachments” section therein is deleted in its entirety and is replaced as follows:
“Attachments:
Attachments 1-5 are located in the Annex Data Room in separate subfolders at the following pathway:
“https://download.4projects-na.viewpointcs.com?LinkID=029f3058-0839-48e0-9d3d-381332170302”
c.Inserting a new reference page for Attachment 5 in the form of Exhibit A hereto immediately after the reference page for Attachment 4.
4.Project Costs. Within 60 days of the date of this Amendment, WST Seller shall provide an interim accounting of Project Costs substantially in the form of Annex 13 to the Agreement that reflects WST Seller’s reasonable estimate as of such date of the aggregate Project Costs.  Notwithstanding WST Seller’s provision of such interim accounting, such interim accounting estimate shall not limit or modify WST Seller’s ability under Section 7.1(l) of the Agreement to adjust such interim accounting when providing the updated accounting in the form of Annex 13 to Buyer prior to Closing in satisfaction of the condition precedent to Closing, which adjusted updated accounting shall represent WST Seller’s Project Costs actually incurred as of such date and anticipated to be incurred thereafter and as properly reflected in the categorization of such Project Costs in the updated accounting.  Furthermore, nothing in this Section 5 shall modify any of the rights or obligations of the Parties under Section 2.5 of the Agreement.
5.Governing Law. THIS AMENDMENT SHALL BE DEEMED MADE AND PREPARED AND SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW MEXICO, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREOF WHICH MAY REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

6.Counterparts. This Amendment may be executed and delivered in counterparts, each of which shall be an original, but each of which, when taken together, shall constitute one and the same instrument. This Amendment may be delivered by electronic transmission.
7.Effect of Amendment. The Agreement is modified only by the express provisions of this Amendment, and shall as so modified remain in full force and effect and is hereby ratified and confirmed by Buyer and Sellers in all respects.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this AMENDMENT to be duly executed as of the date first set forth above.

WESTERN SPIRIT TRANSMISSION LLC By: /s/ Andrew Murray Name: Andrew Murray Title: Authorized Signatory	NEW MEXICO RENEWABLE ENERGY TRANSMISSION AUTHORITY By: /s/ Robert E. Busch Name: Robert E. Busch Title: Chairman
PUBLIC SERVICE COMPANY OF
NEW MEXICO

By:     /s/ Todd Fridley
Name:    Todd Fridley
Title:    VP, New Mexico Operations

EXHIBIT A

Attachment 5

Additional Buyer’s Requirements

[Located in Annex Data Room]